Exhibit 5.1

KAUFMAN & CANOLES A Professional Corporation Attorneys and Counselors at Law	Bradley A. Haneberg 804 / 771-5790 bahaneberg@kaufcan.com 804 / 771-5700 fax: 804 / 771-5777	Mailing Address: P.O. Box 27828 Richmond, VA 23261 Three James Center, 12th Floor 1051 East Cary Street Richmond, VA 23219

May 31, 2006

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:	Hampton Roads Bankshares, Inc.

Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as counsel to Hampton Roads Bankshares, Inc., a Virginia corporation (the “Company”), in connection with the registration under the Securities Act of 1933 of an aggregate of 1,000,000 shares of the Company’s Common Stock, $0.625 par value per share (the “Shares”), pursuant to a Registration Statement on Form S-8 (the “Registration Statement”). We have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms described in the Registration Statement (after the Registration Statement is declared effective), will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ KAUFMAN & CANOLES, P.C.

Kaufman & Canoles, P.C.

Disclosure Required by Internal Revenue Service Circular 230: This communication is not a tax opinion. To the extent it contains tax advice, it is not intended or written by the practitioner to be used, and it cannot be used by the taxpayer, for the purpose of avoiding tax penalties that may be imposed on the taxpayer by the Internal Revenue Service.

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